Exhibit 99.1

FOR IMMEDIATE RELEASE

9 March 2011

Company contact:
Cecil Whitmore
Investor Relations
Littlefield Corporation
512-476-5141
cwhitmore@littlefield.com

Investor Relations Contact:
John Nesbett / Jennifer Belodeau
Institutional Marketing Services (IMS)
203-972-9200

Littlefield Corporation Announces
Q4 2010 and FY 2010 Results

Littlefield Corporation (OTCQB: LTFD) today announced results for the fourth quarter and full year of 2010.

The Company surpassed its prior annual record level of bingo revenue from continuing operations reaching approximately $9.64 million in revenue while expanding its gross margin by 12% to approximately $3.25 million or 34% of revenue from 30% in the prior year.

HIGHLIGHTS

Highlights of the full year and fourth quarter compared to the prior year follow. For comparability, these have been adjusted to exclude the discontinued Hospitality business operations:

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   FY 2010 results:

1.	Consolidated revenue was a record $9,635,310, up $26,454 over last year’s record-setting level of annual bingo revenue.

2.	Consolidated gross profit including the noted items was $3,251,519, up $349,513 or 12% versus the prior year.

3.	Total gross profit margin expanded to 34% of revenue from 30% in 2009.

4.	During the year, the Company repurchased 694,008 shares of its common stock at an average price of $0.70 per share.

5.	In 2010, the Company completed the acquisitions of two bingo halls in South Carolina. In early 2011, the Company added another bingo hall also in South Carolina.

Q4 2010 results:

1.	Consolidated Q4 2010 revenue was $2,085,787, a decline of $113,751 from last year.

2.	Consolidated Q4 2010 gross profit including the noted items was $445,571, down $237,897 versus Q4 2009.

3.	During the quarter, the Company repurchased 448,108 shares of our common stock at $0.68.

4.	Late in the quarter, the Company completed the acquisition of a hall in South Carolina.

Full year 2010 income (loss) from continuing operations includes approximately $1,367,000 of notable items:

•	$625,000 of legal expense for South Carolina, Texas and its Furtney litigation,

•	$502,000 of expense associated with the start-up of halls in Texas,

•	$122,000 arbitration judgment,

•	$103,000 for non-cash, stock-based compensation and

•	$15,000 for other asset disposals.

Full year 2009 income (loss) from continuing operations includes approximately $1,579,000 of notable items:

•	$1,079,000 of expense associated with the start-up of halls in Texas,

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•	$402,000 of legal expense for South Carolina, Florida, Texas and its Furtney litigation,

•	$8,000 other asset disposals and $10,000 acquisition consideration and

•	$202,000 for non-cash, stock-based compensation, which were partially offset by a

•	$122,000 reduction of estimated prior year reserve for incentive compensation.

A reconciliation of the impact of these noted items on the fourth quarter and full year gross profit, general and administrative expense and income (loss) from continuing operations is provided at the end of this report.

This report is based upon unaudited financial statements. We expect to receive the auditor’s report and issue audited financial statements containing any necessary year end adjustments by the required SEC filing deadline at the end of March.

REVENUE – FULL YEAR

	2010	2009	Variance	% Change
LTFD Corporation	$9,635,310	$9,608,856	$26,454	0%
Entertainment	9,558,081	9,531,278	26,803	0%
Other	77,229	77,578	(349)	NM

REVENUE – FOURTH QUARTER

	Q4 2010	Q4 2009	Variance	% Change
LTFD Corporation	$2,085,787	$2,199,538	($113,751)	(5%)
Entertainment	2,066,445	2,180,182	($113,737)	(5%)
Other	19,342	19,356	(14)	NM

The historical trend of revenue changes shown below correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas.

Though revenues began to improve in Q4 2008 and thereafter, it is important to remember the Company made several acquisitions which have contributed to the growth of revenues.

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TREND OF REVENUE CHANGES	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005
Entertainment	(6%)	1%	15%	11%	10%	5%	(1%)	14%

TREND OF REVENUE CHANGES	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Entertainment	21%	18%	12%	7%	7%	9%	17%	(2%)

TREND OF REVENUE CHANGES	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009
Entertainment	(4%)	(5%)	(2%)	12%	25%	14%	5%	4%

TREND OF REVENUE CHANGES	Q1 2010	Q2 2010	Q3 2010	Q4 2010
Entertainment	8%	(3%)	(0%)	(5%)

GROSS PROFIT - FULL YEAR
	2010	2009	Variance	% Change
LTFD Corporation	$3,251,519	$2,902,006	$349,513	12%
Entertainment	3,174,290	2,824,431	349,859	12%
Other	77,229	77,575	(346)	NM
Gross profit %	34%	30%

The Entertainment gross profit increase mainly represents the contribution of acquisitions, certain hall closures and cost reduction initiatives.

GROSS PROFIT – FOURTH QUARTER

	Q4 2010	Q4 2009	Variance	% Change
LTFD Corporation	$445,571	$683,468	($237,897)	(35%)
Entertainment	426,229	664,115	($237,886)	(36%)
Other	19,342	19,353	($11)	NM
Gross profit %	21%	31%

The Entertainment gross profit decline mainly reflects the impact of lower revenue in certain markets.

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CORPORATE OVERHEAD

	2010	2009	Variance	% Change
FOURTH QUARTER	$651,127	$484,370	166,757	34%
FULL YEAR	2,267,169	2,084,832	182,337	9%

Corporate Overhead expense excluding depreciation and the noted items remained relatively stable, except for the addition of acquisition staffing and timing of incentive accrual adjustment.

INCOME (LOSS) and BASIC EPS FROM CONTINUING OPERATIONS

	Q4 2010	Q4 2009	Variance
Q4 Income (loss) excluding noted items	($116,022)	$254,215	($370,237)
Q4 Income (loss)	($481,151)	$2,824	($483,975)
Q4 Basic Earnings (loss) per share	($0.03)	$0.00	($0.03)
Q4 Basic weighted average shares outstanding	17,590,937	17,989,005	(398,068)

	2010	2009	Variance
FY Income (loss) excluding noted items	$1,173,302	$1,522,805	($349,503)
FY Income (loss)	($193,306)	($56,731)	($136,575)
FY Basic Earnings (loss) per share	($0.01)	($0.00)	($0.01)
FY Basic weighted average shares outstanding	17,815,114	17,583,785	231,329

The increase in shares outstanding mainly reflects compensation related stock grants.

NET INCOME (LOSS) and BASIC EPS

	Q4 2010	Q4 2009	Variance
Q4 Net Income (loss)	($496,402)	$2,824	($499,226)
Q4 Basic Earnings (loss) per share	($0.03)	$0.00	($0.03)
Q4 Basic weighted average shares outstanding	17,590,937	17,989,005	(398,068)

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	2010	2009	Variance
FY Net Income (loss)	($208,557)	$235,702	($444,259)
FY Basic Earnings (loss) per share	($0.01)	$0.01	($0.02)
FY Basic weighted average shares outstanding	17,815,114	17,583,785	231,329

The decrease in net income largely reflects a $403,556 gain on sale of the Company’s event rental business in 2009.

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

“In 2010 we continued to execute our growth strategy and expand our margins despite a slow economy.  Revenue rose above the prior year’s record level of annual revenue. In addition, we improved our gross margin to 34% of revenue from 30% last year.

We completed two acquisitions of bingo halls in January and December 2010 and also assumed direct promotional management of an additional bingo hall for a former real estate tenant.

In early 2011, we completed another South Carolina bingo hall acquisition.

During 2010, certain Texas start-up halls had a measurable unfavorable impact on earnings of $0.5 million.  In January 2011, we reached a settlement affecting one of these halls.  This settlement will impact the Company by reducing ongoing legal expense and improving financial returns.

Since the reinstatement of our share repurchase program in 2009, we have repurchased approximately 853,000 shares of our common stock at an average price of $0.70.

We remain focused on initiatives to improve our margins through both operational savings as well as revenue growth.  Barring unforeseen changes I am optimistic the favorable trends will continue.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

Earnings will be discussed in a conference call on Friday, March 11, 2011, at 11:00 AM CST.  Interested parties may participate by calling (877) 407-9205 and requesting the Littlefield Earnings Conference Call.

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ABOUT LITTLEFIELD CORPORATION

Littlefield Corporation, headquartered in Austin Texas, is the largest public owner of charitable bingo halls in the United States. The Company, through its corporate subsidiaries, develops, owns and operates 39 halls in Texas, South Carolina, Alabama and Florida. In Texas, its corporate subsidiaries are involved as a licensed commercial lessor and only in South Carolina as a licensed promoter.  Over 100 charities conduct bingo in these charitable bingo halls.

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross profit excluding start-up activities, corporate overhead and income (loss) from continuing operations excluding noted items. Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance. The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP. Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

Gross profit	2010	2009
Gross profit (GAAP basis)	$3,251,519	$2,902,006
Hall start-up activities	500,810	1,079,256
Gross profit (non-GAAP basis)	$3,752,329	$3,981,262

Gross profit	Q4 2010	Q4 2009
Gross profit (GAAP basis)	$445,571	$683,468
Hall start-up activities	150,123	140,460
Gross profit (non-GAAP basis)	$595,694	$823,928

Corporate overhead	2010	2009
General and administrative expenses (GAAP basis)	$3,075,003	$2,796,599
Stock-based compensation	(103,078)	(202,504)
Noted legal expenses	(625,081)	(401,619)
Depreciation and amortization	(79,675)	(97,644)
Acquisition and divestiture consideration	---	(10,000)
Corporate overhead (non-GAAP basis)	$2,267,169	$2,084,832

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Corporate overhead	Q4 2010	Q4 2009
General and administrative expenses (GAAP basis)	$887,717	$615,046
Stock-based compensation	(25,730)	(31,985)
Noted legal expenses	(189,276)	(78,946)
Depreciation and amortization	(21,584)	(19,745)
Acquisition and divestiture consideration	---	---
Corporate overhead (non-GAAP basis)	$651,127	$484,370

Income (loss) from continuing operations	2010	2009
Operating income (loss) (GAAP basis)	($193,306)	($56,731)
Hall start-up activities	500,810	1,079,256
Stock-based compensation	103,078	202,504
Noted legal expenses	625,081	401,619
Arbitration judgment	122,449	---
Reduction of prior year reserve for incentive compensation	---	(122,000)
Acquisition and divestiture consideration	---	10,000
Asset disposals	15,190	8,157
Income (loss) excluding noted items (non-GAAP basis)	$1,173,302	$1,522,805

Income (loss) from continuing operations	Q4 2010	Q4 2009
Operating income (loss) (GAAP basis)	($481,151)	$2,824
Hall start-up activities	150,123	140,460
Stock-based compensation	25,730	31,985
Noted legal expenses	189,276	78,946
Income (loss) excluding noted items (non-GAAP basis)	($116,022)	$254,215

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.

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